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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

                As independent certified public accountants, we consent to the incorporation by reference in this Registration Statement of US Diagnostic Inc. on Form S-3 of our report dated April 13, 1998 for the years ended December 31, 1997 and December 31, 1996 appearing in the Annual Report on Form 10-K of US Diagnostic Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

West Palm Beach, Florida
November 25, 1998